Exhibit 99.1

3555 Veterans Memorial Highway, Suite C
Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com

Lakeland Industries, Inc. Reports Fiscal 2016 Second Quarter Financial Results

Net Income from Continuing Operations Grows over 500%

Driven by Unique Operating Platform and Overall Operations Improvements

RONKONKOMA, NY – September 16, 2015 — Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of protective clothing for industry, healthcare and to first responders on the federal, state and local levels, today announced financial results for its fiscal 2016 second quarter ended July 31, 2015.

For financial reporting presentation purposes, the operating results in Brazil are excluded from many of the statements in this announcement because the Company’s recent determination to exit Brazil has resulted in discontinued operations accounting. Commencing with its first fiscal quarter 2016 ended April 30, 2015, historical and future financial results from the Brazilian operations are reflected as discontinued operations in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Discontinued operations accounting entails the reclassification of all of the financial results of the Brazil operations within the consolidated financial results of the parent company, and a restatement of prior periods to reflect the same treatment. The global operations of Lakeland Industries excluding Brazil are shown in financial reports as Continuing Operations. All information below has been restated to exclude Brazil, except where noted. On July 31, 2015, the Company completed a conditional closing of the sale of its wholly-owned Brazilian subsidiary (“Lakeland Brazil”), to Zap Comércio de Brindes Corporativos Ltda (the “Transferee”), a company owned by an existing Lakeland Brazil manager. This sale is pursuant to a Shares Transfer Agreement entered into on June 19, 2015. The transactions contemplated by the Shares Transfer Agreement, which shall be deemed to have been consummated as of July 31, 2015, are subject to acceptance of the shares transfer on the Commercial Registry by the Brazilian authorities, which is expected to be completed shortly. Although no assurances can be given in that regard, the Company expects the Commercial Registry processing of the shares transfer will not adversely affect the closing. Pursuant to the Shares Transfer Agreement, the Transferee will acquire all of the shares of Lakeland Brazil owned by the Company, and effective with the fiscal 2016 third quarter beginning August 1, 2015 the Company expects no further significant losses from discontinued operations, charges or expenses relating to Brazil beyond the existing accrual of $900,000 which was recorded in the fiscal second quarter financial results.

Fiscal 2016 Second Quarter Financial Results Highlights (from Continuing Operations, unless otherwise noted)

•	Revenue Growth
o	Sales were $29.5 million (“M”) this year and $22.8M last year, an increase of 29.2%, with a portion of the growth resulting from orders received by Lakeland due to its unique operating platform during a period of industry capacity constraints.
•	Margin Improvement and Expense Management
o	Gross profit increased by 58.6% as compared to last year.
o	Gross margin was 40.0%, compared to 32.6% last year, driven by a more favorable product mix including demand for disposable and chemical garments in response to a lack of industry capacity.
o	Operating expenses worldwide increased by $0.5M and decreased as a percent of sales to 20.7% from 24.7% last year as a result of higher volume and Selling, General and Administrative Expenses (“SGA”) largely being fixed other than freight out and commissions.
•	Significant Increases in Operating Income, Adjusted EBITDA and Free Cash Flow.*
o	Operating income increased to $5.7M from operating income of $1.8M last year.
o	Operating income as a percentage of sales increased to 19.3% this year vs. 7.9% last year.
o	Adjusted EBITDA worldwide this year was $6.1M vs. $2.1M last year.
o	Free cash flow (defined as adjusted EBITDA less cash paid for taxes and less capital expenditures) increased from $1.5M last year to $5.5M this year.
o	Excluded from free cash flow is a non-cash charge of $1.2M in connection with the Discontinued Operations in Brazil.
•	Net Income Growth**
o	Net income of $3.6M or $0.50 per share vs $0.6M and $0.09 per share for the three months ended July 31, 2015 and 2014, respectively.

o	Net loss from discontinued operations, as of July 31, 2015 of $(1.6)M or $(0.22) per share vs. $(0.9)M and $(0.16) per share last year.
o	Net income (loss) this year of $3.3M or $0.46 per share vs. $(0.4)M and $(0.07) per share last year for the six months ended July 31, 2015 and 2014, respectively.

•	Balance Sheet Strengthened
o	Cash and cash equivalents decreased by $1.6M from $6.7M at end of Q4 last year to $5.1M at end of Q2 with the payment of the arbitration settlement of $3.4M in cash while the revolver balance held steady.
o	Net book value per share at July 31, 2015 was $9.34.
o	Stockholders’ equity increased by 6.8% from the beginning of the fiscal year.

*    Includes non-GAAP measures – see table included herein for reconciliation to GAAP measures

** All shares presented are Basic, unless otherwise noted.

Management’s Comments

Christopher J. Ryan, President and Chief Executive Officer of Lakeland Industries, stated, “The second quarter of fiscal 2016 marked the second consecutive quarter in which we reported a 500% increase in net income from continuing operations as compared with the respective prior year periods. Free cash flow from continuing operations in the second quarter of this year increased by 267% from the prior year, which followed a 105% increase for the first quarter. We attribute this growth to the hard work of our growing worldwide team along with organic growth from our recurring base of customers and our unique operating platform which has provided us with the ability to deliver large quantities of protective apparel for emergency and crisis situations where there are global capacity shortages. Simply put, we believe that no other protective apparel manufacturer in the world can be as responsive to market demands as Lakeland and still provide a high quality garment. We have continued to prove that we have the ability to scale production and have the manufacturing capacity and operational expertise to respond to market demand. Our consecutive quarterly growth rate, while not sustainable at the very high levels achieved during the first half of this fiscal year, demonstrates the leverage in our business and our enhanced presence in a total addressable market valued at nearly $7 billion globally.

“Lakeland’s brand is increasingly being recognized around the world for the quality of its garments and the ability to deliver large quantities in periods of exigent demand. In the past twelve months alone, Lakeland has responded to the Ebola crisis in West Africa and the bird flu crisis in the United States, among other less significant events of incremental demand. Emergency requirements are nothing new to our industry but Lakeland is now better positioned than ever to participate in this unpredictable demand as “the new go-to manufacturer” for distributors, end users and government and military customers around the world. In turn, we are gaining market share and successfully executing on an organic growth initiative to convert these emergency customers into recurring buyers of our broad and expanding portfolio of protective apparel.

“Over the past several years we have continued to report annual sales growth from our traditional, non-emergency activities which we view as somewhat recurring in nature. We believe the quality of our revenues from continuing operations benefits from a growing global customer base where we estimate that approximately 90% of sales are for recurring demand. In the second quarter, our order flow reflected the quality and defensibility of our revenue base, which was evident despite seasonality and periodic slowdowns such as the current economic circumstances in China and the reduced demand globally within the oil and gas industry resulting from low oil prices. We have experienced increases in unit volume sales in most of our international businesses in the second quarter, although the impact of this demand has been muted by the strong dollar against most foreign currencies which reduces our reported financial results. In the US alone, sales in the fiscal 2016 second quarter of $19.5 million increased from the prior year period by 55%, driven by approximately $4 million in orders for disposable and chemical garments in response to the bird flu epidemic. Excluding this non-recurring demand, US sales grew by 23%. On a consolidated sales basis excluding orders relating to the bird flu epidemic, revenues during a strong quarter increased by nearly 12% as compared to the second quarter of fiscal 2015, despite the negative foreign currency impact.

“The turnaround strategy that we implemented nearly three years ago, including the steps to complete our exit from Brazil that we recently announced, has been executed with success. The strong improvement in our financial position and our exit from Brazil has provided us with the ability to direct our attention to global organic growth initiatives. We are now in our next phase of planning which includes the development of our management and sales teams, new product launches in response to customer demand, implementation of information systems and technologies to enhance performance, and capital investments to accommodate increased manufacturing capacity and distribution requirements. This plan is focused on long term growth in sales and profitability. Supported by the visibility afforded by our recurring customer base, our goal is to deliver an approximate double digit compounded annual revenue growth rate for the foreseeable future, which may further increase with the contributions of emergency events in any given year.”

Operating Results as Restated for Discontinued Operations ($ 000)

Reconciliation to GAAP Results

	Quarter Ended July 31, 2015	Quarter Ended July 31, 2014
Net sales from continuing operations	$29,465	$22,812
Year over year growth	29.2%	—
Gross profit from continuing operations	11,795	7,437
Gross profit %	40.0%	32.6%
Operating expenses from continuing operations	6,095	5,639
Operating expenses as a percentage of sales	20.7%	24.7%
Operating income from continuing operations	5,700	1,798
Operating income as a percentage of sales	19.3%	7.9%
Interest expense from continuing operations	210	517
Other (income) expense from continuing operations	—	42
Pretax income (loss) from continuing operations	5,490	1,239
Income tax expense (benefit) from continuing operations	1,902	677
Net income from continuing operations	3,588	562
Non-cash reclassification of Other Comprehensive Income to Statement of Operations with no impact on stockholder’s equity	(1,286)	—
Loss from discontinued operations	(837)	(948)
Loss before taxes for discontinued operations	(2,123)	(948)
Income tax expense (benefit) from discontinued operations	(569)	—
Net (loss) from discontinued operations	(1,554)	(948)
Net income (loss)	$2,034	$(386)

Weighted average shares for EPS-Basic	7,145,418	5,924,524
Net income per share from continuing operations	$0.50	$0.09
Net loss per share from discontinued operations	$(0.22)	$(0.16)
Net income (loss) per share	$0.28	$(0.07)

Operating income from continuing operations	$5,700	$1,798
Depreciation and amortization	228	258
Other income from continuing operations	—	(18)
EBITDA from continuing operations	5,928	2,038
Equity Compensation	127	25
Adjusted EBITDA	6,055	2,063
Cash paid for taxes (foreign)	391	365
Capital expenditures	167	149
Free cash flow	$5,497	$1,549

Operating Results as Restated for Discontinued Operations ($ 000)

Reconciliation to GAAP Results

Quarterly results	Six-Months Ended July 31, 2015	Six-Months Ended July 31, 2014
Net sales from continuing operations	$54,284	$44,570
Year over year growth	21.8%	—
Gross profit from continuing operations	21,073	13,942
Gross profit %	38.8%	31.3%
Operating expenses from continuing operations	12,154	11,286
Operating expenses as a percentage of sales	22.4%	25.3%
Operating income from continuing operations	8,919	2,656
Operating income as a percentage of sales	16.4%	6.0%
Interest expense from continuing operations	393	1,003
Other (income) expense from continuing operations	16	(37)
Pretax income (loss) from continuing operations	8,542	1,616
Income tax expense (benefit) from continuing operations	2,794	700
Net income from continuing operations	5,748	916
Non-cash reclassification of Other Comprehensive Income to Statement of Operations with no impact on stockholder’s equity	(1,286)	—
Loss from discontinued operations	(1,868)	(1,302)
Loss before taxes for discontinued operations	(3,154)	(1,302)
Income tax expense (benefit) from discontinued operations	(669)	—
Net (loss) from discontinued operations	(2,485)	(1,302)
Net income (loss)	$3,263	$(386)

Weighted average shares for EPS-Basic	7,104,471	5,923,885
Net income (loss) per share from continuing operations	$0.81	$0.15
Net loss per share from discontinued operations	$(0.35)	$(0.22)
Net income (loss) per share	$0.46	$(0.07)

Operating income from continuing operations	$8,919	$2,656
Depreciation and amortization	474	558
Other (income) expense from continuing operations	(25)	23
EBITDA from continuing operations	9,368	3,237
Equity Compensation	255	49
Inventory reserve in USA and China – discontinued product lines raw material/finished goods	—	300
PA plant shutdown costs	—	235
Adjusted EBITDA	9,623	3,821
Cash paid for taxes (foreign)	995	672
Capital expenditures	474	238
Free cash flow	$8,154	$2,911

Financial Results Conference Call

Lakeland will host a conference call at 4:30 pm eastern today to discuss the Company's fiscal 2016 second quarter financial results. The call will be hosted by Christopher J. Ryan, Lakeland’s President and CEO, and Teri W. Hunt, Lakeland’s Acting Chief Financial Officer. Investors can listen to the call by dialing 888-347-6609 (Domestic) or 412-902-4291 (International) or 855-669-9657 (Canada), Pass Code 10071831.

For a replay of this call through September 23, 2015, dial 877-344-7529 (Domestic) or 412-317-0088 (International) or 855-669-9658 (Canada), Pass Code 10071831.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,000 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries	Darrow Associates
631-981-9700	631-367-1866
Christopher Ryan, CJRyan@lakeland.com	Jordan Darrow, jdarrow@darrowir.com
Teri W. Hunt, TWHunt@lakeland.com

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

July 31, 2015 and January 31, 2015

	July 31,	January 31,
	2015	2015*
	($000’s)	($000’s)
ASSETS
Current assets
Cash and cash equivalents	$5,065	$6,709
Accounts receivable, net of allowance for doubtful accounts of $446 and $484 at July 31, 2015 and January 31, 2015, respectively	15,711	13,277
Inventories, net of reserves of approximately $2,605 and $2,454 at July 31, 2015 and January 31, 2015, respectively	41,902	37,092
Deferred income taxes	84	1,144
Assets of discontinued operations in Brazil	—	6,335

Prepaid VAT tax	1,657	1,717
Other current assets	2,773	2,361
Total current assets	67,192	68,635
Property and equipment, net	9,696	10,144
Assets held for sale	881	—
Deferred income tax, noncurrent	13,101	13,101
Prepaid VAT and other taxes	173	173
Security deposits	80	113
Intangibles, prepaid bank fees and other assets, net	141	171
Goodwill	871	871
Total assets	$92,135	$93,208
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,508	$7,763
Accrued compensation and benefits	1,047	1,120
Other accrued expenses	1,696	1,462
Liabilities of discontinued operations in Brazil	753	6,574
Current maturity of long-term debt	50	50
Current maturity of accrued arbitration award	—	1,000
Short-term borrowing	2,746	2,611
Borrowings under revolving credit facility	8,897	5,642
Total current liabilities	23,697	26,222
Accrued arbitration award, less current portion	—	2,870
Long-term portion of Canada loan	759	800
VAT taxes payable long term	118	60
Total liabilities	24,574	29,952
Stockholders’ equity
Preferred stock, $.01 par; authorized 1,500,000 shares (none issued)	—	—
Common stock, $.01 par; authorized 10,000,000 shares, Issued 7,590,235 and 7,414,037; outstanding 7,233,794 and 7,057,596 at July 31, 2015 and January 31, 2015 respectively	76	74
Treasury stock, at cost; 356,441 shares at July 31, 2015 and January 31, 2015	(3,352)	(3,352)
Additional paid-in capital	64,130	64,594
Retained earnings	7,917	4,654
Accumulated other comprehensive loss	(1,210)	(2,714)
Total stockholders' equity	67,561	63,256
Total liabilities and stockholders' equity	$92,135	$93,208

* Restated for discontinued operations

Numbers may not add due to rounding

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Three and Six Months Ended July 31, 2015 and 2014

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	($000’s) except for share information		($000’s) except for share information
	2015	2014*	2015	2014*
Net sales from continuing operations	$29,465	$22,812	$54,284	$44,570
Cost of goods sold from continuing operations	17,670	15,375	33,211	30,628
Gross profit from continuing operations	11,795	7,437	21,073	13,942
Operating expenses from continuing operations	6,095	5,639	12,154	11,286
Operating profit from continuing operations	5,700	1,798	8,919	2,656
Other income (loss), net from continuing operations	—	(42)	16	(37)
Interest expense from continuing operations	210	517	393	1,003
Income before taxes from continuing operations	5,490	1,239	8,542	1,616
Income tax expense from continuing operations	1,902	677	2,794	700
Net income from continuing operations	$3,588	$562	$5,748	$916
Non-cash reclassification of Other Comprehensive Income to Statement of Operations (no impact on stockholder’s equity)	(1,286)	—	(1,286)	—
Loss from operations from discontinued operations	(322)	(948)	(1,253)	(1,302)
Loss from disposal of discontinued operations	(515)	—	(515)	—
Loss before taxes for discontinued operations	(2,123)	(948)	(3,054)	(1,302)
Income tax benefit from discontinued operations	(569)	—	(569)	—
Net loss from discontinued operations	(1,554)	(948)	(2,485)	(1,302)
Net income (loss)	$2,034	$(386)	$3,263	$(386)
Net income (loss) per common share – Basic:
Income from continuing operations	$0.50	$0.09	$0.81	$0.15
Loss from discontinued operations	$(0.22)	$(0.16)	$(0.35)	$(0.22)
Net income (loss)	$0.28	$(0.07)	$0.46	$(0.07)
Net income (loss) per common share – Diluted:
Income from continuing operations	$0.50	$0.09	$0.79	$0.15
Loss from discontinued operations	$(0.22)	$(0.16)	$(0.34)	$(0.22)
Net income (loss)	$0.28	$(0.07)	$0.45	$(0.07)
Weighted average common shares outstanding:
Basic	7,145,418	5,924,524	7,104,471	5,923,885
Diluted	7,167,123	5,924,524	7,191,469	5,923,885

*Restated for discontinued operations

Numbers may not add due to rounding